As Filed with the Securities and Exchange Commission on September 21, 1998

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------

              FORT JAMES CORPORATION                                    FORT JAMES OPERATING COMPANY
(Exact name of registrant as specified in its charter)     (Exact name of registrant as specified in its charter)

             Commonwealth of Virginia                                     Commonwealth of Virginia
          (State or other jurisdiction of                              (State or other jurisdiction of
          incorporation or organization)                               incorporation or organization)

                    54-0848173                                                   54-1237819
       (I.R.S. Employer Identification No.)                         (I.R.S. Employer Identification No.)
                1650 Lake Cook Road                                      c/o Fort James Corporation
          Deerfield, Illinois 60015-4753                                     1650 Lake Cook Road
                  (847) 317-5000                                   Deerfield, Illinois 60015-4753
(Address including zip code, and telephone number,                             (847) 317-5000
including area code, of each registrant's principal        (Address including zip code, and telephone number,
                executive offices)                         including area code, of each registrant's principal
                                                                             executive offices)

                         CLIFFORD A. CUTCHINS, IV, ESQ.
                    Senior Vice President and General Counsel
                             Fort James Corporation
                               1650 Lake Cook Road
                         Deerfield, Illinois 60015-4753
                                 (847) 317-5000
                       (Name, address, including zip code,
        and telephone number, including area code, of agent for service)

                               ------------------
                                   Copies To:
                             DANIELLE CARBONE, ESQ.
                               Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 848-4000
                               ------------------


     Approximate date of commencement of proposed sale to the public: From time to time, as determined by market conditions, after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                            Amount to be            Proposed maximum               Amount of
 Title of each class of securities to be registered         registered(1)       aggregate offering price(2)     registration fee
------------------------------------------------------------------------------------------------------------------------------------
Fort James Operating Company Pass Through Certificates      $150,000,000              $150,000,000
Fort James Corporation Guaranties(3)................
------------------------------------------------------------------------------------------------------------------------------------
Total...............................................        $150,000,000              $150,000,000                  $45,455
====================================================================================================================================

     (1)Such amount in U.S. dollars or equivalent thereof in foreign currencies as shall result in an aggregate initial offering price for all securities of $150,000,000.
     (2)Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.
     (3)No separate consideration will be received for the Fort James Corporation Guaranties.

                               ------------------

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS                          SUBJECT TO COMPLETION, SEPTEMBER  21, 1998


                                  $150,000,000

                            PASS THROUGH CERTIFICATES

                          FORT JAMES OPERATING COMPANY

                             ----------------------
            APPLICABLE UNDERLYING PAYMENTS FULLY AND UNCONDITIONALLY
                                  GUARANTEED BY

                             FORT JAMES CORPORATION

         Up to $150,000,000 aggregate public offering price of Pass Through Certificates (the "Certificates") (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or units based on or related to currencies, including European Currency Units) may be offered for sale from time to time pursuant to this Prospectus and related Prospectus Supplements (as defined below). Certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering. In respect of each offering of Certificates, a separate Fort James Pass Through Trust for each series of Certificates being offered (each, a "Pass Through Trust") will be formed, in each case pursuant to a Pass Through Trust Agreement (the "Basic Agreement"), among Fort James Operating Company (the "Lessee"), Fort James Corporation ("Fort James" or the "Company") and Wilmington Trust Company (the "Trustee"), as trustee under each Pass Through Trust, and a supplement thereto (each, a "Trust Supplement") relating to such Pass Through Trust to be entered into among the Lessee, Fort James and the Trustee. Each Certificate in a series will represent a fractional undivided interest in the related Pass Through Trust and will have no rights, benefits or interests in respect of any other Pass Through Trust. The property of each Pass Through Trust will consist of notes (the "Secured Notes") issued on a nonrecourse basis by one or more owner trustees (each, an "Owner Trustee") of one or more separate owner trusts (each, an "Owner Trust") in connection with one or more separate leveraged lease transactions to finance or refinance all or a portion of the cost of certain real or personal property to be specified in a Prospectus Supplement, which property may consist of title to, an estate for years or a leasehold or similar interest in, equipment, manufacturing or production facilities and other real or personal property or undivided interests therein (each such specified property, "Leased Property"). Each Leased Property has been or will be leased or chartered to the Lessee pursuant to separate lease agreements, sublease agreements, charters or similar agreements (each, a "Lease"). Although neither the Certificates nor the Secured Notes will be obligations of, or guaranteed by, the Lessee or Fort James, the amounts unconditionally payable under the Lease or Leases related to a Pass Through Trust will be at least sufficient to pay in full when due all payments of principal and interest and, except in the limited circumstances set forth in the applicable Prospectus Supplement, premium, if any, due in respect of the Secured Notes held in that Pass Through Trust. In the case of each Pass Through Trust, Fort James will fully and unconditionally guarantee to the holders of Certificates from time to time (each, a "Parent Guaranty") the full and prompt payment of amounts payable by the Lessee under a related Lease when and as the same shall become due and payable.

         The specific terms of the particular Certificates in respect of which this Prospectus is being delivered will be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement") which will be delivered together with this Prospectus, and which will include, where applicable, the specific designation, form, aggregate principal amount, initial public offering price and distribution dates relating to such Certificates, the currency in which such Certificates will be payable, and the use of the net proceeds from the offering of such Certificates. The Prospectus Supplement will also describe the Pass Through Trust or Pass Through Trusts relating to such Certificates, the Secured Notes to be purchased by such Pass Through Trust or Pass Through Trusts, each Leased Property relating to such Secured Notes, the leveraged lease transactions relating to such Secured Notes and other special terms relating to such Certificates.

         If so specified in a Prospectus Supplement related to an offering of Certificates, the Trust Property (as defined below) of a Pass Through Trust will consist of Secured Notes related to Leased Property which are subordinated in right of payment to other Secured Notes related to the same Leased Property. In respect of such offering, only Secured Notes having the same priority of payment may be held in the same Pass Through Trust. In addition, the related Prospectus Supplement may provide that the Trustees on behalf of the applicable Pass Through Trusts may enter into an intercreditor or subordination agreement establishing priorities among series of Certificates or that one or more payments of interest on the related Secured Notes of one or more series or distributions made by the Trustee of the related Pass Through Trust will be supported by a liquidity facility issued by an institution identified in the related Prospectus Supplement.

         Secured Notes may be issued in respect of one or more items of Leased Property. Secured Notes in respect of a particular item of Leased Property may be issued in one or more series, each of which may have a different interest rate and a different final maturity date. For each series of Certificates, the Trustee will purchase one or more Secured Notes issued with respect to one or more items of Leased Property such that all of the Secured Notes held in the related Pass Through Trust will have identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Pass Through Trust), and such that the latest maturity date for such Secured Notes will occur on or before the final distribution date for such Certificates. Interest paid on the Secured Notes held in each Pass Through Trust will be passed through to the holders of the Certificates relating to such Pass Through Trust on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Pass Through Trust. Principal paid on the Secured Notes held in each Pass Through Trust will be passed through to the holders of the Certificates relating to such Pass Through Trust in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Pass Through Trust. The Secured Notes to be held in a Pass Through Trust will be secured by (i) an assignment of certain of the issuing Owner Trustee's rights as lessor or charterer under the Lease relating to the Leased Property to which such Secured Notes relate, including the right to receive rentals and certain other payments from the Lessee, (ii) an assignment of certain of such Owner Trustee's rights under the Parent Guaranty relating to such Leased Property and
(iii) to the extent specified in the applicable Prospectus Supplement, a mortgage or other security interest in such Leased Property or in construction contracts or other agreements, collateral accounts or other security, in each case subject to the rights of the Lessee under the related Lease and other rights, if any, described in the applicable Prospectus Supplement.

         The Certificates may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." Each Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Certificates in respect of which that Prospectus Supplement is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents. See "Plan of Distribution" for information concerning secondary trading of the Certificates.

                                   ----------

         This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                     THE DATE OF THIS PROSPECTUS IS , 1998.

         No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus or any related Prospectus Supplement in connection with the Offer contained in this Prospectus and such Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Fort James, the Lessee or any Underwriters, agents or dealers. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus and any related Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Fort James or any lessee since the date hereof or thereof or that the information contained herein or therein is correct at any time subsequent to the date hereof.



                                TABLE OF CONTENTS

                                                                          Page
AVAILABLE INFORMATION........................................................5
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................6
FORMATION OF THE TRUSTS......................................................7
OUTLINE OF THE LEVERAGED LEASE STRUCTURE.....................................7
USE OF PROCEEDS..............................................................9
THE COMPANY.................................................................10
THE LESSEE..................................................................11
RATIO OF EARNINGS TO FIXED CHARGES OF FORT JAMES CORPORATION................12
DESCRIPTION OF THE CERTIFICATES.............................................13
DESCRIPTION OF THE SECURED NOTES............................................28
FEDERAL INCOME TAX CONSEQUENCES.............................................33
CERTAIN DELAWARE TAXES......................................................36
ERISA CONSIDERATIONS........................................................37
PLAN OF DISTRIBUTION........................................................37
LEGAL OPINIONS..............................................................39
EXPERTS.....................................................................39

                              AVAILABLE INFORMATION

         Fort James and the Lessee have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities and Exchange Act of 1933, as amended (the "Securities Act"), with respect to Certificates offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to Fort James, the Lessee or the Certificates offered hereby, reference is made to the Registration Statement, exhibits, financial statements, notes and schedules filed as part thereof, which may be inspected at the public reference facilities of the Commission at the addresses set forth below. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement made herein with respect to such contract, agreement or document shall be deemed to be qualified in its entirety by such reference.

         Fort James is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements, and other information with the Commission. Such reports, proxy and information statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such information may also be accessed electronically by means of the Commission's website on the Internet (http://www.sec.gov). Fort James' common stock is listed on the New York Stock Exchange, and such reports, proxy and information statements, and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         No separate financial statements of the Lessee have been included or incorporated by reference herein. Fort James and the Lessee do not consider that such financial statements would be material to holders of the Certificates because (i) all of the voting securities of the Lessee are owned, directly or indirectly, by Fort James, a reporting company under the Exchange Act and (ii) the obligations of the Lessee are fully and unconditionally guaranteed by Fort James pursuant to Parent Guaranties as and to the extent described herein. See "The Lessee," "Description of the Certificates," and "Parent Guaranties."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission are hereby incorporated by reference into this Prospectus (File No. 1-7911):

                  (a) the Annual Report of Fort James on Form 10-K for the fiscal year ended December 28, 1997;

                  (b) the Quarterly Reports of Fort James on Form 10-Q for the quarters ended March 29, 1998 and June 28, 1998; and

                  (c) the Current Reports of Fort James on Form 8-K dated February 3, 1998, March 2, 1998, March 9, 1998 and March 24, 1998,
         respectively.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of the Registration Statement on Form S-3 of which this Prospectus is a part and prior to the effectiveness thereof and prior to the termination of the offering of the Certificates made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated by reference, as the same may be amended, supplemented, or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete and are qualified in all respects by reference to all of the provisions of such contract or other document.

         The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference in such documents. Requests for such copies should be directed to Celeste Gunter, Director, Investor Relations, Fort James Corporation, 120 Tredegar Street, Richmond, Virginia 23219 (telephone (804) 649-4307).

                             FORMATION OF THE TRUSTS

         In respect of each offering of Certificates, a separate Pass Through Trust for each series of Certificates being offered will be formed pursuant to the Basic Agreement and a Trust Supplement to be entered into among Fort James, the Trustee and the Lessee. Following the execution and delivery of a Trust Supplement, the Trustee, on behalf of the related Pass Through Trust, will purchase the Secured Notes to be held in such Pass Through Trust having an interest rate (or, in the case of Secured Notes with a zero coupon, accrual rate) equal to the interest rate (or accrual rate) applicable to the Certificates evidencing interests in such Pass Through Trust. The maturity date of the Secured Notes acquired by a Pass Through Trust will occur not later than the final scheduled distribution date applicable to the Certificates evidencing an interest in such Pass Through Trust. The Trustee will distribute all payments of principal, premium, if any, and interest received by it as holder of such Secured Notes to the holders of Certificates evidencing an interest in the Pass Through Trust in which such Secured Notes are held. See "Description of the Certificates."

                    OUTLINE OF THE LEVERAGED LEASE STRUCTURE

         Unless otherwise specified in the applicable Prospectus Supplement, the Certificates offered pursuant to any Prospectus Supplement will be issued to facilitate the acquisition or refinancing by one or more Owner Trustees, each acting not in its individual capacity (except as expressly set forth in such Prospectus Supplement) but solely as trustee under a separate trust agreement (each, an "Owner Trust Agreement") for one or more equity investors (each an "Owner Participant"), of certain items of Leased Property. Owner Participants may include affiliates of Fort James. Not later than the delivery date of the applicable Leased Property to an Owner Trustee, such Owner Trustee will lease or charter such Leased Property to a Lessee pursuant to a separate Lease. Such Lessee may initially sublease or subcharter such Leased Property to an affiliate of Fort James.

         The Owner Trustees will obtain a portion of the funding for the Leased Property from the equity investments of the related Owner Participants, which will be the beneficiaries of the related Owner Trusts. The Owner Trustee will obtain the remainder of the funding from the issuance on a nonrecourse basis of the Secured Notes to be held in the related Pass Through Trusts and, to the extent set forth in the applicable Prospectus Supplement, additional debt secured by such Leased Property or other sources. The Secured Notes to be held in the Pass Through Trusts will be acquired by the Trustee with the proceeds from the sale of Certificates.

         Secured Notes relating to Leased Property will be issued under an indenture and security agreement or a similar agreement (each, an "Indenture") with respect to such Leased Property. Each Indenture will be entered into by and among a financial institution (the "Corporate Indenture Trustee") and, where required by applicable law, an individual who may be an officer or employee of the Corporate Indenture Trustee (the "Individual Indenture Trustee"), as trustees thereunder (the Corporate Indenture Trustee and the Individual Indenture Trustee, in such capacities, the "Indenture Trustees"), and the issuing Owner Trustee. No Owner Trustee or Owner Participant will be personally liable for any amount payable under the related Indenture or the Secured Notes issued thereunder.

         The Secured Notes issued under each Indenture and held in each Pass Through Trust will be secured by (i) an assignment of certain of the related Owner Trustee's rights as lessor or charterer under the Lease with respect to the applicable Leased Property, including the right to receive certain rentals and other payments from the Lessee, (ii) an assignment of certain of such Owner Trustee's rights under the Parent Guaranty relating to such Leased Property, and
(iii) to the extent specified in the applicable Prospectus Supplement, a mortgage or other security interest in such Leased Property, or in construction contracts or other agreements, collateral accounts or other security, in each case subject to the rights of the Lessee under the related Lease and other rights, if any, described in the applicable Prospectus Supplement. (Such security with respect to each Indenture shall be referred to as the "Indenture Estate.") Unless otherwise set forth in the applicable Prospectus Supplement, the Secured Notes issued under an Indenture will not be secured by any of the Leased Properties securing the Secured Notes issued under any other Indenture (including any other Leased Properties acquired by the related Owner Trustee) and will not be cross-defaulted with Secured Notes issued under any other Indenture (including any other Indenture entered into by such Owner Trustee).

         The rents and other amounts payable by the Lessee under the related Lease will be sufficient to pay in full when due all payments of principal and interest and, except in the limited circumstances set forth in the applicable Prospectus Supplement, premium, if any, due in respect of the Secured Notes issued under the Indenture. The Secured Notes will not be recourse obligations of any Owner Participant or issuing Owner Trustee, but will be payable solely from the rents or charter hire and other amounts payable under the Lease of the Leased Property securing such Secured Notes and amounts realized from the exercise of the Indenture Trustee's remedies under the Indenture against the related Indenture Estate. Pursuant to a Parent Guaranty, Fort James will fully and unconditionally guarantee the full and prompt payments payable by the Lessee under the related Lease when and as the same shall become due and payable. See "Description of the Secured Notes."

                                 USE OF PROCEEDS

         The Certificates offered pursuant to this Prospectus and a related Prospectus Supplement will be issued in order to facilitate the financing or refinancing of all or a portion of the cost of certain Leased Property specified in such Prospectus Supplement. Except as set forth in a Prospectus Supplement for a specific offering of Certificates, the proceeds from the sale of the Certificates will be used by the Trustee or Trustees on behalf of the applicable Pass Through Trust or Pass Through Trusts to purchase Secured Notes. See "Description of the Certificates" and "Description of the Secured Notes." In the event that, at the time Certificates are issued, the Secured Notes to be purchased by the applicable Pass Through Trust or Pass Through Trusts are not available for purchase, the proceeds of the sale of such Certificates may be used by the Trustee to purchase certain limited investments on an interim basis, as described in the applicable Prospectus Supplement. In such event, any portion of the proceeds of the sale of such Certificates not used for the purchase of Secured Notes on or prior to the date set forth in such Prospectus Supplement will be distributed on a Special Distribution Date (as defined below) to the applicable Certificateholders, together with interest, but without premium. See "Description of the Certificates--Delayed Purchase."

                                   THE COMPANY

         Fort James is a preeminent worldwide manufacturer and marketer of paper-based consumer products, including towel and tissue products as well as disposable tabletop and food service products. The Company's principal towel and tissue products include bathroom tissue, paper towels, table napkins, boxed facial tissue and wipers. Disposable tabletop and foodservice products include paper and plastic cups, paper plates and plastic cutlery. Fort James also produces and markets paper-based packaging for food and pharmaceuticals and communications papers.

         Fort James is the result of the merger of a wholly owned subsidiary of James River Corporation of Virginia ("James River") into Fort Howard Corporation ("Fort Howard") in August 1997 (the "Merger"). In connection with the Merger, James River was renamed "Fort James Corporation."

         Fort James' principal U.S. retail tissue brands include QUILTED NORTHERN bathroom tissue, BRAWNY paper towels, MARDI GRAS printed napkins and paper towels, VANITY FAIR premium dinner napkins, NORTHERN paper napkins, SOFT'N GENTLE bath and facial tissue, SO-DRI paper towels and GREEN FOREST recycled tissue products. The Company's principal retail tabletop brand is its DIXIE brand of disposable cups and plates. Fort James also believes it is the leading supplier of private label tissue products and the leading supplier of both tissue and disposable tabletop products to the growing warehouse club channel.

         The U.S. away-from-home channel, where the Company sells its products to food service, janitorial supply and sanitary paper distributors for use in restaurants, offices, factories, hospitals, schools and hotels, is also an important distribution channel for the Company. The Company is a leading producer of tissue products for the U.S. away-from-home channel and is also one of the largest producers of disposable cups, plates and related products for the away-from-home food service industry.

         In Europe, sales into retail channels are supported by both branded and private label products offerings. European branded products include LOTUS bathroom tissue and VANIA feminine hygiene products, sold primarily in France, COLHOGAR bathroom tissue, sold in Spain, TENDERLY bathroom tissue, sold in Italy, and KITTENSOFT and INVERSOFT bathroom tissue, sold in the British Isles.

         The Company believes that it is among the lowest-cost producers of tissue products in North America. The Company believes its cost advantage in North America is derived from a number of factors, including the size and scale of certain of its manufacturing plants, the competitive state of its tissue-making manufacturing assets and the benefits it realizes from the Fort Howard proprietary deinking technology.

         The Company's principal executive offices are located at 1650 Lake Cook Road, Deerfield, Illinois 60015-4753, telephone (847) 317-5000.

                                   THE LESSEE

         The Lessee is a wholly owned subsidiary of Fort James. The Lessee is a principal operating subsidiary of the Company. The Lessee's offices are located at 1650 Lake Cook Road, Deerfield, Illinois 60015-4753, telephone (847) 317-5000.

          RATIO OF EARNINGS TO FIXED CHARGES OF FORT JAMES CORPORATION

         The following table sets forth the ratio of earnings to fixed charges for the periods indicated.


                                                         FISCAL YEAR ENDED                          SIX MONTHS ENDED
                                                         -----------------                          ----------------
                                        12/26/93     12/25/94    12/31/95     12/29/96     12/28/97      6/27/97    6/28/98
                                        --------     --------    --------     --------     --------      -------    -------
Ratio of Earnings to Fixed
Charges (unaudited) (1)...............  -- (2)(3)     -- (2)       1.45x        2.06x       1.64x         2.97x      3.41x

-----------------

(1) In computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, extraordinary items, the cumulative effect of changes in accounting principles, minority interests, and fixed charges excluding capitalized interest. Fixed charges consist of interest expense, capitalized interest, and that portion of rental expense (one-third) deemed representative of the interest factor. Earnings and fixed charges also include the Company's proportionate share of such amounts for unconsolidated affiliates which are owned 50% or more and distributed income from less than 50% owned affiliates. The ratios of earnings to fixed charges give retroactive effect to the Merger in a transaction accounted for as a pooling of interests.

(2) For the years ended December 26, 1993 and December 25, 1994, earnings were inadequate to cover fixed charges; the amounts of the deficiencies of earnings compared to fixed charges were $2,056.0 million and $84.0 million for 1993 and 1994, respectively.

(3) Includes a pretax charge of $1.98 billion related to the write-off of goodwill.

                         DESCRIPTION OF THE CERTIFICATES

         In connection with each offering of Certificates, one or more separate Pass Through Trusts will be formed and one or more series of Certificates will be issued pursuant to the Basic Agreement and one or more separate Trust Supplements will be entered into among Fort James, the Lessee and the Trustee on behalf of the related Pass Through Trust. The statements made under this caption are summaries and do not purport to be complete. Reference is made to, and the summaries are qualified in their entirety by reference to, the detailed provisions of the Basic Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and which will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The summaries relate to the Basic Agreement to be entered into and each of the Trust Supplements, the Pass Through Trusts to be formed thereby and the Certificates to be issued by each Pass Through Trust except to the extent, if any, described in the applicable Prospectus Supplement. Reference is also made to, and the summaries are qualified in their entirety by reference to, the detailed provisions of the form of Parent Guaranty, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Trust Supplement relating to each series of Certificates and the forms of the related Indenture, Lease, Participation Agreement or similar agreements will be filed as exhibits to a post-effective amendment to the Registration Statement of which this Prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, to be filed by Fort James with the Commission.

         The Certificates offered pursuant to this Prospectus will be limited to $150,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or units based on or related to currencies, including European Currency Units).

         Certain provisions of the description of the Certificates in this Prospectus do not necessarily apply to one Certificate of each Pass Through Trust which may be issued in a denomination of less than $1,000.

         To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision of such Prospectus Supplement will control.

General

         Each Certificate will represent a fractional undivided interest in the Pass Through Trust created by the Trust Supplement pursuant to which such Certificate was issued and all payments and distributions shall be made only from the related Trust Property. The property of each Pass Through Trust (the "Trust Property") will include the Secured Notes held in such Pass Through Trust, all monies at any time paid thereon and all monies due and to become due thereunder and funds from time to time deposited with the Trustee in accounts relating to such Pass Through Trust. Each Certificate will represent a pro rata share of the outstanding principal amount of the Secured Notes held in the related Pass Through Trust and, unless otherwise specified in the applicable Prospectus Supplement, will be issued in minimum denominations of $1,000 or any integral multiple thereof. The Certificates do not represent an interest in or obligation of Fort James, the Lessee, the Trustee, any of the Indenture Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any of their respective affiliates. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property as provided in the Basic Agreement and the applicable Trust Supplement.

         No holder of a Certificate issued with respect to a Pass Through Trust will have any rights, benefits or interests in respect of any other Pass Through Trust or in the property held by any other Pass Through Trust. All payments and distributions on the Certificates will be made only from the related Trust Property, or pursuant to intercreditor, subordination or similar agreements to which the related Trustee may be a party.

         Secured Notes issued under an Indenture may be held in more than one Pass Through Trust and one Pass Through Trust may hold Secured Notes issued under more than one Indenture.

         Interest will be passed through to Certificateholders of each Pass Through Trust at the rate per annum payable on the Secured Notes held in such Pass Through Trust, as set forth for such Pass Through Trust on the cover page of the applicable Prospectus Supplement.

         None of the Basic Agreement, the Indentures nor the Leases will include financial covenants or "event risk" provisions that would afford Certificateholders protection in the event of a highly leveraged or other transaction involving Fort James or the Lessee. The Certificateholders will have the benefit of a lien on the Leased Property and the other property in each Indenture Estate securing the Secured Notes held in the related Pass Through Trust, as discussed under "Description of the Secured Notes--Security."

         Reference is made to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Certificates being offered thereby, including: (1) the specific designation and title of such Certificates; (2) the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such Certificates; (3) the currency or currencies (including currency units) in which such Certificates may be denominated; (4) the specific form of such Certificates, including whether or not such Certificates are to be issued in accordance with a book-entry system;
(5) a description of the Secured Notes to be purchased by the related Pass Through Trust, including the period or periods within which, the price or prices at which, and the terms and conditions upon which such Secured Notes may or must be redeemed, purchased or defeased in whole or in part, by the Lessee or the related Owner Trustee or Owner Participant, (6) a description of the related Leased Property and the rights and interests of the related Owner Trustee, the Lessee and others therein; (7) a description of the related Indenture, including a description of the events of default under the related Indenture, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Secured Notes; (8) a description of the related Lease, Owner Trust Agreement and Participation

Agreement, including (a) the names of the related Owner Trustees, (b) a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect thereto, and (c) the rights of the related Owner Trustee, if any, and/or Owner Participant, if any, to cure failures of the Lessee to pay rent under the related Lease; (9) the extent, if any, to which the provisions of the operative documents applicable to such Secured Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Secured Notes; (10) the terms of the related Parent Guaranty; (11) the terms of any intercreditor, subordination or similar agreement relating to the Certificates or Secured Notes or of any liquidity or credit facility; and (12) any other special terms pertaining to such Certificates or Secured Notes, including any modification of the terms set forth herein.

         If any Certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to such Certificates and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

         If any Certificates relate to Secured Notes that were sold at a substantial discount below the stated principal amount of such Secured Notes, certain United States federal income tax considerations, specific terms and other information with respect to such Certificates will be set forth in the applicable Prospectus Supplement.

Book-Entry Registration

General

         If specified in the applicable Prospectus Supplement, the Certificates issued thereunder will be subject to the provisions described below and under the caption "--Definitive Certificates." Upon issuance, each series of Certificates will be represented by one fully registered global certificate. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), or its nominee. No person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described herein and in the applicable Prospectus Supplement, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New

York Uniform Commercial Code and a "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC holds securities for its participants ("DTC Participants") and facilitates the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entries in DTC Participants' accounts, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

         Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the Certificates in amounts proportionate to the principal amount of each such DTC Participant's respective holdings of beneficial interests in the Certificates. DTC Participants will thereafter forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. Unless and until the Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit to DTC Participants distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

         DTC will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Pass Through Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

         None of Fort James, the Lessee or the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The applicable Prospectus Supplement will specify any additional book-entry registration procedures applicable to Certificates denominated in a currency other than United States dollars.

         The information in this section concerning DTC and DTC's book-entry system has been attained from sources that Fort James believes to be reliable, but neither Fort James nor the Lessee has independently verified such information or takes responsibility for its accuracy.

Definitive Certificates

         Certificates will be issued in fully registered certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Lessee advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Trustee or such Lessee is unable to locate a qualified successor, (ii) the Lessee, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of certain events of default or other events specified in the related Prospectus Supplement, Certificate Owners of Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in the related Pass Through Trust advise the Trustee, the Lessee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

         Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Basic

Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

         Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

Payments and Distributions

         Payments of principal, premium, if any, and interest with respect to the Secured Notes held in each Pass Through Trust will be distributed by the Trustee, upon receipt, to Certificateholders of such Pass Through Trust on the dates and in the currency specified in the applicable Prospectus Supplement, except in certain cases when some or all of such Secured Notes are in default as described in the applicable Prospectus Supplement. Payments of principal of, and interest on, the Secured Notes held in each Pass Through Trust will be scheduled to be received by the Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of interest and principal on the Secured Notes to the Trustee are herein referred to as "Scheduled Payments," and the dates specified in the applicable Prospectus Supplement for distribution of Scheduled Payments by the Trustee are herein referred to as "Regular Distribution Dates"). Each Certificateholder of each Pass Through Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Secured Notes held in such Pass Through Trust. The Regular Distribution Dates on which, and the amounts in which, Scheduled Payments of principal on the Secured Notes held in each Pass Through Trust are payable will be set forth in the accompanying Prospectus Supplement.

         Payments of principal, premium, if any, and interest received by the Trustee on account of the redemption or purchase, if any, of any of the Secured Notes held in a Pass Through Trust, and payments received by the Trustee following an Event of Default (as defined below) in respect of any of the Secured Notes held in a Pass Through Trust (including payments received by the Trustee on account of the purchase by the related Owner Trustees or Owner Participants of such Secured Notes or payments received on account of the sale of such Secured Notes by the Trustee) ("Special Payments") will be distributed on a date or dates described in the accompanying Prospectus Supplement (each, a "Special Distribution Date"). The Trustee will mail notice to the Certificateholders of record of the related Pass Through Trust not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Trustee in the event the Secured Notes are to be redeemed or purchased prior to their maturity and, in all other instances, as soon as practicable after the Trustee has received the Special Payment. The notice will specify the anticipated Special Distribution Date, the amount of such anticipated Special

Payment, the reason for the Special Payment and the total amount to be distributed if such Special Distribution Date is the same date as a Regular Distribution Date. Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for a Pass Through Trust will be made by the Trustee to the Certificateholders of such Pass Through Trust on the record date prior to such Special Distribution Date.

         The Basic Agreement requires that the Trustee establish and maintain, for the benefit of the Certificateholders of each Pass Through Trust, one or more non-interest bearing accounts (with respect to each such Pass Through Trust, the "Certificate Account") for the deposit of payments representing Scheduled Payments on the Secured Notes held in the related Pass Through Trust. The Basic Agreement also requires that the Trustee establish and maintain, for the benefit of the Certificateholders of each Pass Through Trust, one or more non-interest bearing accounts (with respect to each such Pass Through Trust, the "Special Payments Account") for the deposit of payments representing Special Payments. Pursuant to the terms of the Basic Agreement, the Trustee is required to deposit any Scheduled Payments on the Secured Notes held in the applicable Pass Through Trust received by it in the Certificate Account for such Pass Through Trust and to deposit any Special Payments so received by it in the Special Payments Account for such Pass Through Trust. All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as the case may be, to the Certificateholders of such Pass Through Trust.

         If any Regular Distribution Date or Special Distribution Date is not a business day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding business day without interest.

Pool Factors

         Unless there has been an early redemption, or a purchase of one or more of the Secured Notes held in a Pass Through Trust by the related Owner Trustee or Owner Participant after an Indenture Event of Default (as defined below), a default in the payment of principal in respect of one or more issues of the Secured Notes held in a Pass Through Trust or certain actions have been taken following a default thereon, as described in the applicable Prospectus Supplement, the Pool Factor (as defined below) for each Pass Through Trust will decline in proportion to the scheduled repayments of principal on the Secured Notes held in such Pass Through Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or default, the Pool Factor and the Pool Balance (as defined below) of each Pass Through Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Pass Through Trust. Each Pass Through Trust will have a separate Pool Factor.

         Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Pass Through Trust indicates, as of any Regular Distribution Date or Special Distribution Date, the aggregate unpaid principal amount of the Secured Notes held in such Pass Through Trust on such date plus any amounts in respect of principal on such Secured Notes held by the Trustee and not yet distributed. The Pool Balance for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Secured Notes held in such Pass Through Trust and the distribution thereof to be made on that date.

         Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the then outstanding Pool Balance by (ii) the aggregate original principal amount of the Certificates issued by such Pass Through Trust. The Pool Factor for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Secured Notes held in such Pass Through Trust and distribution thereof to be made on that date. The Pool Factor for each Pass Through Trust will initially be 1.0000000; thereafter, the Pool Factor for each Pass Through Trust will decline as described above to reflect reductions in the Pool Balance of such Pass Through Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Pass Through Trust can be determined by multiplying the original denomination of the holder's Certificate of such Pass Through Trust by the Pool Factor for such Pass Through Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Pass Through Trust will be mailed to Certificateholders of such Pass Through Trust on each Regular Distribution Date and Special Distribution Date.

Reports to Certificateholders

         On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Pass Through Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, as the case may be, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Pass Through Trust, as to (i) and (ii) below):

                  (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

                  (ii) the amount of such distribution allocable to interest;
         and

                  (iii) the Pool Balance and the Pool Factor for such Pass Through Trust.

         So long as the Certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the Trustee will mail to each such DTC

Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

         In addition, after the end of each calendar year, the Trustee will prepare for each Certificateholder of each Pass Through Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Pass Through Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

         At such time, if any, as the Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Pass Through Trust as the name and period of beneficial ownership of such Certificateholder appears on the records of the registrar of the Certificates.

Voting of Secured Notes

         The Trustee, as holder of the Secured Notes held in a Pass Through Trust, will have the right to vote and give consents and waivers with respect to such Secured Notes under the related Indenture. The Basic Agreement and related Trust Supplement will set forth (i) the circumstances in which a Trustee may direct any action or cast any vote, as the holder of the Secured Notes held in the applicable Pass Through Trust, in its own discretion, (ii) the Circumstances in which such Trustee shall seek instructions from the Certificateholders of such Pass Through Trust and (iii) the percentage of Certificateholders required to direct such Trustee to take any such action.

Events of Default and Certain Rights upon an Event of Default

         The Basic Agreement defines an event of default with respect to a Trust (an "Event of Default") as the occurrence and continuance of an event of default under one or more of the related Indentures (an "Indenture Event of Default"). The Prospectus Supplement for a series of Certificates will specify the Indenture Events of Default under the related Indentures. Certain of the Indenture Events of Default will arise with reference to events of default under the relevant Lease (a "Lease Event of Default"). Since the Secured Notes issued under an Indenture may be held in more than one Pass Through Trust, a continuing Indenture Event of Default under such Indenture would result in an Event of Default under each Pass Through Trust holding such Secured Notes. Unless otherwise provided in a Prospectus Supplement, all of the Secured Notes issued under the same Indenture will relate only to specified Leased Property, there will be no cross-collateralization or cross-default provisions in the Indentures, and events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default occurring under any other Indentures. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Pass Through Trust, notwithstanding the treatment of Secured Notes issued under any related Indenture under which an Indenture Event of Default has occurred, payments of principal and interest on the Secured Notes issued pursuant to any related Indenture with respect to which an Indenture Event of Default has not occurred will continue to be made as originally scheduled.

         The ability of the applicable Owner Trustee or Owner Participant under the related Indenture to cure Indenture Events of Default, including Indenture Events of Default that result from the occurrence of a Lease Event of Default under the related Lease, will be described in the applicable Prospectus Supplement.

         The ability of the Certificateholders with respect to any one Pass Through Trust to cause the Indenture Trustee with respect to any Secured Notes held in such Pass Through Trust to accelerate the Secured Notes under the related Indenture or to direct the exercise of remedies by the Indenture Trustee under the related Indenture will depend, in part, upon the proportion between the aggregate principal amount of the Secured Notes outstanding under such Indenture and held in such Pass Through Trust and the aggregate principal amount of all Secured Notes outstanding under such Indenture. If Secured Notes outstanding under an Indenture are held by more than one Pass Through Trust, then each Pass Through Trust will hold Secured Notes with different terms from the Secured Notes held in the other Pass Through Trusts and therefore the Certificateholders of a Pass Through Trust may have divergent or conflicting interests from those of the Certificateholders of the other Pass Through Trusts holding Secured Notes relating to the same Indenture. In addition, so long as the same institution acts as Trustee of each Pass Through Trust, in the absence of instructions from the Certificateholders of any such Pass Through Trust, the Trustee for such Pass Through Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, the Basic Agreement will provide that the Trustee will resign as trustee of one or all such Pass Through Trusts, and a successor trustee will be appointed in accordance with the terms of the Basic Agreement.

         As an additional remedy, if an Indenture Event of Default under an Indenture shall have occurred and be continuing, the Basic Agreement provides that the Trustee of a Pass Through Trust holding Secured Notes issued under such Indenture may, and upon the direction of the holders of Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust shall, sell all or part of such Secured Notes for cash to any person. Any proceeds received by the Trustee upon any such sale shall be deposited in the Special Payments Account for the Certificateholders of such series and shall be distributed to the Certificateholders of the related Pass Through Trust on a Special Distribution Date. The market for Secured Notes in default may be very limited, and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as Trustee of multiple Pass Through Trusts, it may be faced with a conflict in deciding from which Pass Through Trust to sell Secured Notes to available buyers. If the Trustee sells any such Secured Notes with respect to which an Indenture

Event of Default exists for less than their outstanding principal amount, the Certificateholders of such Pass Through Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Fort James, the Lessee, any Owner Trustee, any Owner Participant or the Trustee. Furthermore, neither the Trustee nor the Certificateholders of such Pass Through Trust could take any action with respect to any remaining Secured Notes held in such Pass Through Trust so long as no Indenture Events of Default exist with respect thereto.

         Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Pass Through Trust by the Indenture Trustee under any Indenture on account of the Secured Notes held in such Pass Through Trust following an Indenture Event of Default under such Indenture shall be deposited in the Special Payments Account for such Pass Through Trust and shall be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. In addition, if a Prospectus Supplement provides that the applicable Owner Trustee or Owner Participant may, under circumstances specified therein, redeem or purchase the outstanding Secured Notes issued under the related Indenture, the price paid by such Owner Trustee or Owner Participant to the Trustee of any Pass Through Trust for the Secured Notes issued under such Indenture and held in such Pass Through Trust shall be deposited in the Special Payments Account for such Pass Through Trust and shall be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date.

         Any funds representing payments received with respect to any Secured Notes in default held in a Pass Through Trust, or the proceeds from the sale by the Trustee of any such Secured Notes, held by the Trustee in the Special Payments Account for such Pass Through Trust shall, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. "Permitted Investments" are obligations of the United States maturing in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date.

         The Basic Agreement will provide that the Trustee of a Pass Through Trust shall, within 90 days after the occurrence of a default in respect of such Pass Through Trust, give to the Certificateholders of such Pass Through Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Pass Through Trust known to it, provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Secured Notes held in such Pass Through Trust, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term "default" as used in this paragraph only means the occurrence of an Event of Default with respect to a Pass Through Trust as described above, except that in determining whether any such Event of Default has occurred, any grace period or notice in connection therewith shall be disregarded.

         The Basic Agreement contains a provision entitling the Trustee of each Pass Through Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Pass Through Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders.

         In certain cases, the holders of Certificates of a Pass Through Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust may on behalf of the holders of all Certificates of such Pass Through Trust waive any past default or Event of Default with respect to such Pass Through Trust and its consequences, except (i) a default in payment of the principal of, premium, if any, or interest on any of the Secured Notes held in such Pass Through Trust and (ii) a default in respect of any covenant or provision of the Basic Agreement or the related Trust Supplement that cannot be modified or amended without the consent of each Certificateholder of such Pass Through Trust affected thereby. Each Indenture will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Secured Notes issued thereunder and held in a related Pass Through Trust may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. In the event of a waiver with respect to a Pass Through Trust as described above, the principal amount of the Secured Notes issued under the related Indenture held in such Pass Through Trust shall be counted as waived in the determination of the majority in aggregate unpaid principal amount of Secured Notes required to waive a default or an Indenture Event of Default under such Indenture. Therefore, if the Certificateholders of a Pass Through Trust or Pass Through Trusts waive a past default or Event of Default such that the principal amount of the Secured Notes held either individually in such Pass Through Trust or in the aggregate in such Pass Through Trusts constitutes the required majority in aggregate unpaid principal amount under the applicable Indenture, such past default or Indenture Event of Default under such Indenture shall be waived.

Modifications of the Basic Agreement

         The Basic Agreement contains provisions permitting Fort James, the Lessee and the Trustee of each Pass Through Trust to enter into a supplemental trust agreement, without the consent of the holders of any of the Certificates of such Pass Through Trust, (i) to provide for the formation of such Pass Through Trust and the issuance of a series of Certificates, (ii) to evidence the succession of another corporation to Fort James or the Lessee and the assumption by such corporation of Fort James' or the Lessee's obligations with respect to one or more series of Certificates under the Basic Agreement and the applicable Trust Supplement, (iii) to add to the covenants of Fort James or the Lessee for the benefit of holders of such Certificates, or to surrender any right or power in the Basic Agreement conferred upon Fort James or the Lessee, (iv) to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or the applicable Trust Supplement or to make any other provisions with respect to matters or questions arising under the Basic Agreement as may be necessary or desirable, provided such action shall not adversely affect the interests of the holders of such Certificates, or to correct any mistake, (v) to modify, eliminate or add to the provisions of the Basic Agreement or the applicable Trust Supplement to the extent as shall be necessary to continue the qualification of the Basic Agreement (including any supplemental agreement) under the Trust Indenture Act and to add to the Basic Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, (vi) to provide for a successor Trustee or to add to or change any provision of the Basic Agreement or the applicable Trust Supplement as shall be necessary to facilitate the administration of the Pass Through Trusts thereunder by more than one Trustee, (vii) to correct or supplement the description of any property constituting property of such Pass Through Trust and (viii) to make any other amendments or modifications to the Basic Agreement or applicable Trust Supplement, provided such amendments or modifications shall only apply to Certificates issued thereafter.

         The Basic Agreement also contains provisions permitting Fort James, the Lessee and the Trustee of a related Pass Through Trust, with the consent of the Certificateholders of such Pass Through Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust, and, with respect to any Leased Property, with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Pass Through Trust and the applicable Trust Supplement, or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of each Certificateholder so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Secured Notes held in such Pass Through Trust or distributions in respect of any Certificate related to such Pass Through Trust, or change the date or place of any payment in respect of any such Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Pass Through Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Secured Note held in such Pass Through Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Secured Notes, (c) reduce the percentage of the aggregate fractional undivided interests of such Pass Through Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement, or (d) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment except to increase the percentage of the aggregate fractional undivided interests of such Pass Through Trust required for such a waiver.

Modification of Indenture and Related Agreements

         In the event that the Trustee, as the holder of any Secured Notes held in a Pass Through Trust, receives a request for its consent to any amendment, modification or waiver under the Lease or other document relating to such Secured Notes, the Trustee shall mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such Pass Through Trust as of the date of such notice. The Trustee shall request instructions from the Certificateholders of such Pass Through Trust as to whether or not to consent to such amendment, modification or waiver. The Trustee shall vote or consent with respect to such Secured Notes in such Pass Through Trust in the same proportion as the Certificates of such Pass Through Trust were actually voted by the holders thereof by a certain date. Notwithstanding the foregoing, if an Event of Default in respect of such

Pass Through Trust shall have occurred and be continuing, the Trustee may in its own discretion consent to such amendment, modification or waiver, and may so notify the Indenture Trustee to which such consent relates.

Termination of the Pass Through Trusts

         The obligations of Fort James, the Lessee and the Trustee with respect to a Pass Through Trust will terminate upon the distribution to the Certificateholders of such Pass Through Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Pass Through Trust. The Trustee will send to each Certificateholder of record of such Pass Through Trust notice of the termination of such Pass Through Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Pass Through Trust. The final distribution to any Certificateholder of such Pass Through Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the Trustee specified in such notice of termination.

Delayed Purchase

         A Prospectus Supplement may specify that, pending availability of some or all of the Secured Notes intended to be purchased with the proceeds of an issuance of Certificates, such proceeds may, as more fully described in such Prospectus Supplement, be (a) invested by the Trustee in United States government obligations or certain other limited investments described in such Prospectus Supplement ("Specified Investments"), in which event Fort James or the Lessee would be responsible for paying to the Trustee amounts equal to any loss on such investments and any deficiency in the earnings of such investments under the amount scheduled to be distributed on such Certificates in respect of interest and would be entitled to receive any earnings on such investments in excess of the amount so needed for distribution on the Certificates, or (b) used by the Trustee to acquire debt instruments issued on an interim basis by Fort James or by the Lessee and guaranteed by Fort James, in each case having an interest rate and payment provisions corresponding to the interest rate and payment provisions of the Secured Notes intended to be purchased with such proceeds and requiring repayment to the Trustee at the time the Trustee is to purchase such Secured Notes. Any such debt instruments will be secured by a collateral account that may be invested in Specified Investments or by other security described in the applicable Prospectus Supplement.

         To the extent that the full amount of the proceeds from the sale of any Certificates is not used to purchase Secured Notes on or prior to the date set forth in the applicable Prospectus Supplement, an amount equal to the unused proceeds will be distributed by the Trustee to the holders of record of such Certificates on a pro rata basis on a Special Distribution Date, together with interest thereon at a rate equal to the rate applicable to such Certificates, but without premium.

The Trustee

         Except as otherwise provided in the Prospectus Supplement, Wilmington Trust Company will be the Trustee for each of the Pass Through Trusts. With certain exceptions, the Trustee will make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Secured Notes, the Indentures, the Leases or other related documents. The Trustee shall not be liable with respect to any series of Certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such series. Subject to such provisions, such Trustee shall be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of Certificates issued thereunder unless they shall have offered to the Trustee indemnity satisfactory to it. The Basic Agreement provides that the Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Fort James and the Lessee and, with respect to the Leased Property, with any Owner Trustee and Owner Participant with the same rights it would have if it were not the Trustee.

         The Trustee may resign with respect to any or all of the Pass Through Trusts at any time, in which event Fort James and the Lessee will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Pass Through Trust or becomes incapable of acting as Trustee or becomes insolvent, Fort James and the Lessee may remove such Trustee, or any Certificateholder of such Pass Through Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Pass Through Trust and appointment of a successor trustee for such Pass Through Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Pass Through Trust related to a single offering of Certificates. All references in this Prospectus to the Trustee should be read to take into account the possibility that the Pass Through Trusts could have different successor trustees in the event of such a resignation or removal.

         The Basic Agreement provides that Fort James or the Lessee will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities.

                        DESCRIPTION OF THE SECURED NOTES

         The statements made under this caption are summaries and do not purport to be complete. Such statements are qualified in their entirety by, and reference is made to, the entire Prospectus and detailed information appearing in the applicable Prospectus Supplement.

         To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision of such Prospectus Supplement will control.

General

         All Secured Notes related to Leased Property and held in a Pass Through Trust will be issued under an Indenture between the related Owner Trustee of an Owner Trust for the benefit of the related Owner Participant, and the related Indenture Trustee. Such Secured Notes will be nonrecourse obligations of the applicable Owner Trust. Each such Secured Note will be authenticated under an Indenture by the Indenture Trustee.

         With respect to each Leased Property, the related Owner Trustee has acquired or will acquire such Leased Property and, unless otherwise provided in the Prospectus Supplement, has granted or will grant a lien on and a security interest in such Leased Property to the related Indenture Trustee as security for the payments of the related Secured Notes, and has leased or will lease such Leased Property to the Lessee pursuant to the related Lease which has been or will be assigned to the related Indenture Trustee. Pursuant to each such Lease, the Lessee will be obligated to make or cause to be made rental and other payments to the related Indenture Trustee on behalf of the related Owner Trustee in amounts that will be sufficient to make payments of the principal and interest and, except in the limited circumstances set forth in the applicable Prospectus Supplement, premium, if any, due in respect of such Secured Notes when and as due and payable.

Principal and Interest Payments

         Interest received by the Trustee on the Secured Notes held in each Pass Through Trust will be passed through to the Certificateholders of such Pass Through Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution date for such Pass Through Trust. Principal received by the Trustee on the Secured Notes held in each Pass Through Trust will be passed through to the Certificateholders of such Pass Through Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Pass Through Trust.

         If any date scheduled for any payment of principal, premium, if any, or interest with respect to the Secured Notes is not a business day, such payment will be made on the next succeeding business day without any additional interest.

Redemption

         The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the Secured Notes may be redeemed or purchased prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain redemptions or purchases and other terms applying to the redemptions or purchases of such Secured Notes.

Security

         The Secured Notes to be held in the Pass Through Trusts will be secured by (i) an assignment by the related Owner Trustee to the related Indenture Trustee of such Owner Trustee's rights (except for certain rights, including those described below) under the Lease or Leases with respect to the related Leased Property including the right to receive payments of rent thereunder, (ii) an assignment of certain of such Owner Trustee's rights under the Parent Guaranty relating to such Leased Property, and (iii) to the extent provided in the applicable Prospectus Supplement, a mortgage or other security interest in such Leased Property or in construction contracts or other agreements, collateral accounts or other security, in each case subject to the rights of the Lessee under the Lease related thereto and other rights, if any, described in the applicable Prospectus Supplement.

         Under the terms of each Lease, the Lessee's obligations in respect of the related Leased Property will be those of a lessee under a "net lease." Accordingly, such Lessee will be obligated, among other things, to pay all costs and expenses of operating and maintaining the Leased Property. With respect to the Leased Property, the assignment by the related Owner Trustee to the related Indenture Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnification by such Lessee for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by such Lessee pursuant to such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant pursuant to such Lease and any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing. Such rights excluded from the assignment shall be referred to as "Excepted Payments."

         The applicable Prospectus Supplement will specify the required insurance coverage, if any, with respect to the Leased Property.

         Unless otherwise specified in the applicable Prospectus Supplement, the Secured Notes will not be cross-collateralized and consequently the Secured Notes issued in respect of any Leased Property will not be secured by any other Leased Property or the Lease related thereto. Unless and until an Indenture Event of Default with respect to a Leased Property has occurred and is continuing, the related Indenture Trustee may exercise only limited rights of the related Owner Trustee under the related Lease.

         Funds, if any, held from time to time by the Indenture Trustee with respect to any Leased Property, prior to the distribution thereof, will be invested and reinvested by such Indenture Trustee. Such investment and reinvestment will be at the direction of the Lessee, as agent for the related Owner Trustee (except in the case of a related Lease Event of Default under the applicable Lease) in certain investments described in the related Indenture. The net amount of any loss resulting from any such investments will be paid by such Lessee, as agent for such Owner Trustee.

Additional Notes

         Under certain circumstances and conditions as described in the applicable Prospectus Supplement, for the purpose of providing funds to finance the cost of certain modifications, alterations, additions, improvements or replacement parts to any particular item of Leased Property, a Lessee may cause the financing of such additional costs through the issuance and sale by the Owner Trustee of additional Secured Notes (the "Additional Notes").

         The terms, conditions and designations of such Additional Notes will be set forth in a supplement to the related Indenture. All rent and other amounts payable by the Lessee under the related Lease will be adjusted to the extent necessary to provide for rent and other amounts sufficient to provide for the payment, when due, of all scheduled payments of principal of, premium (except for those instances where such Lessee shall not be responsible for such premium), if any, and interest on the Secured Notes, including the Additional Notes so issued.

Payments and Limitation of Liability

         Each Leased Property will be leased by the applicable Owner Trustee to the Lessee pursuant to a Lease for a term commencing not later than the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the related Secured Notes, unless previously terminated as permitted by the terms of such Lease. The basic rent or charter hire and other payments under each such Lease will be payable by the Lessee in accordance with the terms specified in such Lease and will be described in the applicable Prospectus Supplement, and (other than Excepted Payments) will be assigned by the applicable Owner Trustee under the applicable Indenture to an Indenture Trustee to provide the funds necessary to pay principal and interest and, except in the limited circumstances set forth in the applicable Prospectus Supplement, premium, if any, due in respect of the Secured Notes issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will the rental payments which the Lessee is obligated to make or cause to be made be less than the scheduled payments of principal and interest on the related Secured Notes. The balance of any basic rent payment under each Lease, after payment of amounts due on the Secured Notes issued under the Indenture corresponding to such Lease, will be paid over to the applicable Owner Trustee. The Lessee's obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of such Lessee.

         Except in certain circumstances involving a Lessee's purchase of Leased Property and the assumption of the Secured Notes related thereto, the Secured Notes will not be obligations of, or guaranteed by, the Lessee or Fort James. None of the Owner Trustees, the Owner Participants or the Indenture Trustees shall be personally liable to any holder of such Secured Notes for amounts payable under such Secured Notes, or, except as provided in the Indentures relating thereto in the case of the Owner Trustees and the Indenture Trustees, for any liability under such Indentures. Except in the circumstances referred to above, all amounts payable under any Secured Notes (other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the related Indenture with respect to such Leased Property or the income and proceeds received by the related Indenture Trustee therefrom (including rent payable by the Lessee under the related Lease).

         Except as otherwise provided in the related Indentures, no Owner Trustee shall be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under such Indentures or under the Secured Notes except for its own willful misconduct or gross negligence. None of the Owner Participants shall have any duty or responsibility under the Indentures or under such Secured Notes to the related Indenture Trustee or to any holder of any such Secured Note.

Merger, Consolidation and Transfer of Assets

         The Lessee and Fort James are prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets to another corporation unless the Lessee or Fort James, as the case may be, is the continuing corporation or, among other things, (a) the successor corporation shall be a corporation organized and existing under the laws of the United States or any State or the District of Columbia or, in the case of Fort James, any other jurisdiction, and (b) the successor corporation shall expressly assume the due and punctual performance and observance of all the covenants and conditions of the operative documents to which the Lessee or Fort James, as the case may be, is a party and which are to be performed thereby.

Defeasance of the Indentures and the Secured Notes in Certain Circumstances

         Unless otherwise specified in the applicable Prospectus Supplement, the applicable Indenture will provide that the obligations of the related Indenture Trustee and the related Owner Trustee in respect of any series of Secured Notes issued in accordance with the terms of such Indenture shall be deemed to have been discharged and paid in full (except for certain obligations, including the obligations to register the transfer or exchange of Secured Notes, to replace stolen, lost, destroyed or mutilated Secured Notes and to maintain paying agencies and hold money for payment in trust) upon the irrevocable deposit with the related Indenture Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on such Secured Notes. Such discharge may occur only if, among other things, there has been published by the Internal Revenue Service a ruling to the effect that holders of such Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred.

         Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Secured Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Indenture Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Secured Notes will have no beneficial interest in or other rights with respect to the related Leased Property or other assets subject to the lien of such Indenture (other than amounts or obligations deposited to effect such discharge) and such lien shall terminate.

Assumption of Obligations by Lessee

         A Prospectus Supplement may specify that, with respect to any Leased Property and subject to the satisfaction of the conditions described in such Prospectus Supplement, the Lessee may, upon the exercise of any purchase and certain other termination options it may have under the related Lease, assume on a full recourse basis all of the obligations of the related Owner Trustee under the Indenture with respect to such Leased Property, including the obligations to make payments in respect of the related Secured Notes. In such event, the Lessee shall execute a supplemental indenture to the related Indenture (such supplemental indenture, together with the related Indenture, a "Company Indenture"). The Parent Guaranty will continue to apply to the Lessee's obligations. Unless otherwise specified in the applicable Prospectus Supplement, the Leased Property will continue to be subject to the lien of the Company Indenture, and the Company Indenture will incorporate certain relevant provisions of the Lease so terminated, including (among others) provisions relating to maintenance, possession and use of the related Leased Property, liens, insurance, possession and events of default.

The Parent Guaranties

         As described in the applicable Prospectus Supplement, Fort James will unconditionally guarantee the full and prompt payment of all amounts payable by the Lessee under the related Lease when and as such amounts shall become due and payable. Each Parent Guaranty shall be enforceable against Fort James without any requirement to enforce a Lease against the Lessee prior to enforcing such Lease against Fort James. Each Parent Guaranty will be an unsecured obligation of Fort James.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates by a Certificate Owner purchasing Certificates and should be read in conjunction with any additional discussion of federal income tax consequences included in the applicable Prospectus Supplement. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change by legislative, administrative or judicial action, possibly with retroactive effect. The discussion below does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, insurance companies, dealers in securities, banks, tax-exempt organizations and Certificate Owners that hold Certificates as part of a hedging or conversion transaction or a straddle and persons whose functional currency is not U.S. dollars) may be subject to special rules. The Pass Through Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to the Certificate Owners of a Pass Through Trust. In connection with each offering of Certificates, Fort James and the Lessee will receive an opinion from counsel specified in the applicable Prospectus Supplement, that, based upon the applicable law then in effect, the following discussion, as amended or supplemented by the applicable Prospectus Supplement, properly describes in general the anticipated principal United States federal income tax consequences of acquiring, holding and disposing of the Certificates.

         INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES, INCLUDING THE ADVISABILITY OF MAKING ANY ELECTION DISCUSSED BELOW, IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

General

         Based upon an interpretation of analogous authorities under currently applicable law, each Pass Through Trust will be classified as a grantor trust (and not as an association taxable as a corporation) and each Certificate Owner will be treated as the owner of a pro rata undivided interest in the Secured Notes or any other property held in the applicable Pass Through Trust. Each Certificate Owner will be required to report on its federal income tax return its pro rata share of the entire income from the Secured Notes and any other property in the applicable Pass Through Trust, in accordance with such Certificate Owner's method of accounting. Thus, a Certificate Owner using the cash method of accounting will take into account its pro rata share of income as and when received by the Trustee in respect of the applicable Pass Through Trust, and a Certificate Owner using an accrual method of accounting will take into account its pro rata share of income as it accrues or is received by the Trustee in respect of the applicable Pass Through Trust, whichever is earlier.

         If a Pass Through Trust will hold more than one Secured Note, a purchaser of a Certificate will be treated as purchasing an interest in each Secured Note and any other property in the related Pass Through Trust at a price determined by allocating the purchase price paid for the Certificate among such Secured Notes and other property in proportion to their fair market values at the time of purchase of the Certificate.

Sales of Certificates

         A Certificate Owner that sells a Certificate will recognize gain or loss (in the aggregate) equal to the difference between the amount realized on the sale (except to the extent attributable to accrued interest, which will be taxable as interest income) and the Certificate Owner's adjusted tax basis in the Certificate. Subject to the market discount provisions of the Internal Revenue Code of 1986, as amended (the "Code") (described below), any such gain or loss will be capital gain or loss if the Certificate was held as a capital asset and, if the Certificate was held for more than one year, will be long-term capital gain or loss. Any long-term capital gains realized generally will be taxable to corporate taxpayers at the rates applicable to ordinary income and to certain noncorporate taxpayers at a maximum marginal rate of 20%. Any capital losses realized will be deductible by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Market Discount

         A purchaser of a Certificate (other than an original purchaser of a Certificate at the offering price set forth in the applicable Prospectus Supplement) will be considered to have acquired an interest in a Secured Note held in the applicable Pass Through Trust at a "market discount" to the extent the remaining principal amount of such Secured Note allocable to such Certificate exceeds the purchaser's tax basis allocable to such Secured Note, unless the excess does not exceed a prescribed de minimis amount. In the event such excess exceeds the de minimis amount, the Certificate Owner will be subject to the market discount rules with regard to its interest in the Secured Note.

         In the case of a sale or other disposition of indebtedness subject to the market discount rules, gain, if any, from such sale or disposition must be treated as ordinary income to the extent such gain represents market discount that has accrued during the period in which the indebtedness was held. If such indebtedness is disposed of in a nontaxable transaction, the accrued market discount (subject to certain exceptions) will be includible in ordinary income as if the Certificate Owner had sold the Certificate at its then market value.

         In the case of a partial principal payment on indebtedness subject to the market discount rules, such payment must be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such indebtedness was held. The amount of any accrued market discount later required to be included in income upon a disposition or subsequent partial principal payment will be reduced by the amount of accrued market discount previously included in income.

         Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest method. However, in the case of amortizing obligations, until Treasury regulations are issued, the explanatory Conference Committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of amortizing obligations with market discount (that do not also have original issue discount) may elect to accrue market discount either on the basis of a constant interest rate or as follows: the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the amortizing obligation as of the beginning of such period.

         If in any taxable year interest paid or accrued on a loan incurred or continued to purchase or carry indebtedness subject to the market discount rules exceeds the interest currently includible in income with respect to such indebtedness, deduction of the excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

         A taxpayer may elect to include market discount in its gross income currently. If such election is made, the rules described above regarding the treatment of certain gain as ordinary income and the deferral of interest expense will not apply to the taxpayer.

Premium

         A Certificate Owner generally will be considered to have acquired an interest in a Secured Note held in the applicable Pass Through Trust at a premium to the extent the Certificate Owner's tax basis allocable to such Secured Note exceeds the remaining principal amount of the Secured Note allocable to such Certificate Owner's Certificate. In that event, a Certificate Owner who holds such Certificate as a capital asset may elect to amortize that premium as an offset to interest income with corresponding reductions in the Certificate Owner's tax basis in its interest in the Secured Note. This election is made by claiming the bond premium on the Certificate Owner's tax return. Generally, if the foregoing election is made such amortization is taken on a constant yield basis. However, in the case of amortizing obligations, the Conference Report indicates a Congressional intent that amortization should be in accordance with the same rules that apply to the accrual of market discount on amortizing obligations. See "Market Discount."

         Under current Treasury regulations, a holder of an obligation that may be called at a premium prior to maturity generally would not be entitled to determine the amount of amortizable bond premium by reference to an early call date, but may be allowed, if an early call occurred, to deduct all or part of any unamortized bond premium in the year of such call.

         Due to the complexities of the amortizable premium rules, particularly if there is more than one possible call date and the amount of any premium is uncertain, Certificate Owners are urged to consult their own tax advisors as to the amount of any such amortizable premium and the advisability of making an amortization election.

Original Issue Discount

         Unless otherwise specified in the applicable Prospectus Supplement, subject to the aggregation rules discussed below, the Secured Notes will not be issued with original issue discount. Under the aggregation rules set forth in the current Treasury Regulations, if one investor purchases Certificates issued by more than one Pass Through Trust, certain of that investor's interests in the Secured Notes in those Trusts must in certain circumstances be treated together as a single debt instrument, which, for purposes of calculating and amortizing any original issue discount, has a single issue price, maturity date, stated redemption price at maturity, and yield to maturity. If such aggregation rules were applicable to an investor, such Secured Notes could be treated with respect to such investor as having been issued with original issue discount. Generally, a holder of a debt instrument issued with original issue discount that is not de minimis must include such original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest. Certificate Owners are urged to consult their own tax advisors regarding the application of the aggregation rules.

Backup Withholding

         Payments made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Certificate Owner complies with certain reporting procedures or is exempt from such requirements. Any such withheld amounts are allowed as a credit against the Certificate Owner's federal income tax and may entitle such Certificate Owner to a refund, provided the required information is furnished to the Internal Revenue Service (the "IRS"). Furthermore, certain penalties may be imposed by the IRS on a Certificate Owner who is required to supply information but who does not do so in the proper manner.

                             CERTAIN DELAWARE TAXES

         The Trustee is a Delaware banking corporation with its principal corporate trust office in Delaware.___________, counsel to the Trustee, has advised Fort James that, in its opinion, under currently applicable law, assuming that each Pass Through Trust will not be taxable as a corporation, but, rather, will be classified as a grantor trust for federal income tax purposes,
(i) the Pass Through Trusts should not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof, and (ii) Certificate Owners who are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate or an interest therein. Neither the Pass Through Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on any Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Pass Through Trust. In general, should a Certificate Owner or a Pass Through Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new trustee in such other jurisdiction will be appointed.

                              ERISA CONSIDERATIONS

         Unless otherwise indicated in the applicable Prospectus Supplement, the Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of a Plan must determine that the purchase and holding of a Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to Title I of ERISA or section 4975 of the Code. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

         Certificates may be sold to one or more underwriters for public offering and sale by them or to investors or other persons directly or through one or more dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Certificates will be named in the applicable Prospectus Supplement.

         The Certificates may be sold at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Dealer trading may take place in certain of the Certificates, including Certificates not listed on any securities exchange. Neither Fort James nor the Lessee intends to apply for listing of the Certificates on a national securities exchange. Fort James and the Lessee also may, from time to time, authorize underwriters acting as their agents to offer and sell the Certificates upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Certificates, underwriters may be deemed to have received compensation from Fort James and the Lessee in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Certificates for whom they may act as agent. Underwriters may sell Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

         If a dealer is used directly by Fort James or the Lessee in the sale of Certificates in respect of which this Prospectus is delivered, such Certificates will be sold to the dealer, as principal. The dealer may then resell such Certificates to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer and the terms of any such sale will be set forth in the Prospectus Supplement relating thereto.

         Certificates may be offered and sold through agents designated by Fort James and the Lessee from time to time. Any such agent involved in the offer or sale of the Certificates in respect of which this Prospectus is delivered will be named in, and any commissions payable by Fort James and the Lessee to such agent will be set forth in, the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         Offers to purchase Certificates may be solicited directly by Fort James and the Lessee and sales thereof may be made by Fort James and the Lessee directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto. Except as set forth in the applicable Prospectus Supplement, no director, officer or employee of Fort James or the Lessee will solicit or receive a commission in connection with direct sales by Fort James or the Lessee of the Certificates, although such persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

         Any underwriting compensation paid by Fort James and the Lessee to underwriters, dealers or agents in connection with the offering of Certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with Fort James and the Lessee, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Fort James and the Lessee for certain expenses.

         Underwriters, dealers and agents and their affiliates may engage in transactions with, or perform services for, Fort James and its subsidiaries from time to time.

         If so indicated in an applicable Prospectus Supplement and subject to existing market conditions, Fort James and the Lessee will authorize dealers acting as Fort James' and the Lessee's agents to solicit offers by certain institutions to purchase Certificates at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Certificates sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of Fort James and the Lessee. Contracts will not be subject to any conditions except the purchase by an institution of the Certificates covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the applicable Prospectus Supplement will be granted to underwriters and agents soliciting purchases of Certificates pursuant to Contracts accepted by Fort James and the Lessee. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

         If an underwriter or underwriters are utilized in the sale of any Certificates, the applicable Prospectus Supplement will contain a statement as to the intention, if any, of such underwriters at the date of such Prospectus Supplement to make a market in the Certificates. No assurances can be given that there will be a market for the Certificates.

         The place and time of delivery for the Certificates in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement.

                                 LEGAL OPINIONS

         Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Certificates and the Parent Guaranties will be passed upon for Fort James and the Lessee by Clifford A. Cutchins, IV, Senior Vice President, General Counsel and Corporate Secretary of Fort James, and for any agents or underwriters by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022.

                                     EXPERTS

         The consolidated balance sheets of Fort James and subsidiaries as of December 31, 1997 and December 29, 1996, and the related consolidated statements of operations, cash flows and changes in capital accounts for each of the three years in the period ended December 31, 1997, included in Fort James 1997 Annual Report on Form 10-K, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report thereon included therein, and incorporated by reference herein. Such consolidated financial statements and supplemental consolidated financial statements have been incorporated herein by reference in reliance on such reports given on the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table.


Securities and Exchange Commission Filing Fee.....................  $ 45,455
Printing and engraving expenses...................................         **
Accountants' fees and expenses....................................         **
Legal fees and expenses...........................................         **
Blue Sky fees and expenses........................................         **
Trustee's fees and expenses.......................................         **
Rating Agency fees................................................         **
Miscellaneous.....................................................         **
                                                                    ---------
   Total..........................................................  $      **
                                                                    =========

*        Estimated and subject to future contingencies.
**       To be provided by amendment

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 10 of the Virginia Stock Corporation Act (the "VSCA") sets forth conditions and limitations governing the indemnification of officers, directors, and other persons of the Registrants.

         Fort James' Restated Articles of Incorporation (the "Registrant Charter") provide as follows:

         (a) In every instance permitted by the VSCA, the liability of a director or officer of Fort James to Fort James or its shareholders arising out of a single transaction, occurrence or course of conduct is limited to one dollar.

         (b) Fort James will indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of Fort James) because he is or was a director or officer of Fort James' or because he is or was serving the Fort James or any other legal entity in any capacity at the request of Fort James while a director or officer of Fort James, against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of his willful misconduct or knowing violation of the criminal law. Service as a director or officer of a legal entity controlled by Fort James is deemed service at the request of Fort James'. The determination that indemnification under this provision of Fort James Charter is permissible and the evaluation as to the reasonableness of expenses in a specific case will be made, in the case of a director, as provided by law, and in the case of an officer, as provided in paragraph (c) below, provided, however, that if a majority of the directors of Fort James has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the board of directors and such person. Unless a determination has been made that indemnification is not permissible, Fort James will make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from him to repay the same if it is ultimately determined that he is not entitled to indemnification. Such undertaking will be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to his ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not of itself create a presumption that a director or officer acted in such a manner as to make him ineligible for indemnification. Fort James is authorized to contract in advance to indemnify and make advances and reimbursements for expenses to any of its directors or officers to the same extent provided in this paragraph (b).

         (c) Fort James may, to a lesser extent or to the same extent that it is required to provide indemnification and make advances and reimbursements for expenses to its directors and officers pursuant to paragraph (b) above, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person serving any other legal entity in any capacity at the request of Fort James and, if authorized by general or specific action of the Board of Directors of Fort James, may contract in advance to do so. The determination that indemnification under the provisions described in this paragraph (c) is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors of Fort James, which action may be taken before or after a claim for indemnification is made or as otherwise provided by law. No person's rights under paragraph (b) above shall be limited by the provisions in this paragraph (c).

         (d) Every reference in the provisions described above to persons who are or may be entitled to indemnification includes all persons who formerly occupied any of the positions referred to and their respective heirs, executors and administrators. Special legal counsel selected to make determinations under these provisions may be counsel for Fort James. Indemnification pursuant to these provisions shall not be exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than Fort James and indemnification under policies of insurance purchased and maintained by Fort James or others. However, no person will be entitled to indemnification by Fort James to the extent he is indemnified by another, including an insurer. Fort James is authorized to purchase and maintain insurance against any liability it may have under these provisions or to protect any of the persons named above against any liability arising from their service to Fort James or any other legal entity at the request of Fort James regardless of Fort James' power to indemnify against such liability.

         (e) The provisions described above apply to indemnification, advances and reimbursement for expenses made after Fort James Charter's adoption whether arising from conduct or events occurring before or after such adoption. No amendment, modification or repeal of these provisions will diminish the rights provided thereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.

         Fort James has insurance to indemnify its directors and officers and the directors and officers of the Lessee, within the limits of Fort James' insurance policies, for those liabilities in respect of which such indemnification insurance is permitted under the laws of the Commonwealth of Virginia.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)    Exhibits

       1.1          Form of Underwriting Agreement for Pass Through
                    Certificates.
       4.1*         Form of Pass Through Trust Agreement among Fort James
                    Corporation, Fort James Operating Company and Wilmington
                    Trust Company, as Trustee for the Pass Through Trusts.
       4.2*         Form of Pass Through Certificate --included as part of
                    Exhibit 4.1.
       4.3*         Form of Guaranty of Fort James Corporation.
       5.1*         Opinion of Clifford A. Cutchins, IV, Senior Vice President,
                    General Counsel and Corporate Secretary of Fort James
                    Corporation.
       5.2          Opinion of ___________, counsel for the Trustee.
       8.1          Tax Opinion of Robert A. Imig, Jr., Associate General
                    Counsel of Fort James Corporation.
       12           Computation of Ratio of Earnings to Fixed Charges.
       23.1*        Consent of Clifford A. Cutchins, IV, Senior Vice
                    President, General Counsel and Corporate Secretary of Fort
                    James Corporation--Included in Exhibit 5.1.
       23.2         Consent of ___________--Included in Exhibit 5.2.
       23.3*        Consent of PricewaterhouseCoopers LLP, Independent Auditors.
       23.4         Consent of Robert A. Imig, Jr., Associate General Counsel of
                    Fort James Corporation--Included in Exhibit 8.1
       24.1*        Power of Attorney--Fort James Corporation.
       24.2*        Power of Attorney--Fort James Operating Company--Included
                    in Signatures page.
       25           Statement of Eligibility of Pass Through Trustee on Form
                    T-1.

(b)    Financial Statement Schedules

       Not Applicable.

*      Filed herewith.

ITEM 17.  UNDERTAKINGS.

         (A) The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent nor more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Fort James pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Fort James's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) Each of the undersigned registrants hereby undertakes, if securities are to be offered pursuant to competitive bidding, (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meet the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in this registration statement, together with any supplements thereto, and (2) to file an amendment to this registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by purchasers is proposed to be made.

         (D) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Deerfield, State of Illinois, as of September 21, 1998.


                                         FORT JAMES CORPORATION

                                  By: /s/       R. MICHAEL LEMPKE
                                      -------------------------------
                                      Name:     R. Michael Lempke
                                      Title:    Senior Vice President and
                                                Treasurer


                                  FORT JAMES OPERATING COMPANY

                                  By: /s/       R. MICHAEL LEMPKE
                                      -------------------------------
                                      Name:     R. Michael Lempke
                                      Title:    Senior Vice President and
                                                Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dated indicated.

FOR FORT JAMES CORPORATION



            Signature                           Title                           Date
            ---------                           -----                           ----

                *                     Chairman, President and Chief          September 21, 1998
-----------------------------------   Executive Officer and Director
          Miles L. Marsh

                *                     Executive Vice President and Chief     September 21, 1998
-----------------------------------   Financial Officer (Principal
         Ernst A. Haberli             Financial Officer)

                *                     Senior Vice President and              September 21, 1998
-----------------------------------   Controller (Principal Accounting
       William A. Paterson            Officer)


                *                     Director                               September 21, 1998
-----------------------------------
        Barbara L. Bowles



            Signature                           Title                           Date
            ---------                           -----                           ----


                *                     Director                               September 21, 1998
-----------------------------------
        William T. Burgin

                *                     Director                               September 21, 1998
-----------------------------------

        Dr. James L. Burke

                *                     Director                               September 21, 1998
-----------------------------------
       Worley H. Clark, Jr.

                *                     Director                               September 21, 1998
-----------------------------------
         Gary P. Coughlan

                *                     Director                               September 21, 1998
-----------------------------------
        William V. Daniel

                *                     Director                               September 21, 1998
-----------------------------------
         Ernst A. Haberli

                *                     Director                               September 21, 1998
-----------------------------------
         Robert M. O'Neil

                *                     Director                               September 21, 1998
-----------------------------------
         Richard L. Sharp

                *                     Director                               September 21, 1998
-----------------------------------
      Anne Marie Whittemore


*By  /s/ CLIFFORD A. CUTCHINS, IV                                            September 18, 1998
     ----------------------------------
            Clifford A. Cutchins, IV
                Attorney-in-Fact


                                POWER OF ATTORNEY

         Know All Men and Women By These Presents that each individual whose signature appears below constitutes and appoints Clifford A. Cutchins, IV and R. Michael Lempke, and each of them, such individual's true and lawful attorneys-in-fact and agents with full power of substitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any registration statement related to the offering contemplated by this registration statement and any abbreviated registration statement in connection with this registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

FOR FORT JAMES OPERATING COMPANY




            Signature                           Title                           Date
            ---------                           -----                           ----


        /s/ Ernst A. Haberli          President, Chief Executive Officer     September 21, 1998
-----------------------------------   and Director (Principal Executive
          Ernst A. Haberli            and Financial Officer)

    /s/ Clifford A. Cutchins, IV      Senior Vice President, Secretary       September 18, 1998
-----------------------------------   and Director
      Clifford A. Cutchins, IV

        /s/ Daniel J. Girvan          Senior Vice President and Director     September 21, 1998
-----------------------------------
          Daniel J. Girvan

      /s/ William A. Paterson         Senior Vice President (Principal       September 21, 1998
-----------------------------------   Accounting Officer)
        William A. Paterson
